UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 29, 2014

First Horizon National Corporation

(Exact Name of Registrant as Specified in Charter)

TN	001-15185	62-0803242
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

165 MADISON AVENUE
MEMPHIS, TENNESSEE	38103
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code - (901) 523-4444

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	Submission of Matters to a Vote of Security Holders.

(a) & (b)

Voting Results for 2014 Annual Meeting

On April 29, 2014, the Company held its annual meeting of shareholders. At the annual meeting, three vote items were acted upon by the shareholders. The number of votes cast for or against as to each such matter or nominee, and the number of abstentions and broker non-votes as to each such matter or nominee, have been certified and are set forth below:

Vote Item 1: Election of Directors

Outcome: All nominees were elected

Nominee	For	Against	Abstain	Broker Non-vote
Robert B. Carter	171,859,940	2,275,735	4,091,783	34,265,170
John C. Compton	170,432,656	3,697,314	4,097,488	34,265,170
Mark A. Emkes	169,781,975	4,358,897	4,086,586	34,265,170
Corydon J. Gilchrist	172,173,276	1,920,749	4,133,433	34,265,170
Vicky B. Gregg	172,151,870	1,990,589	4,084,999	34,265,170
D. Bryan Jordan	169,444,456	4,675,140	4,107,862	34,265,170
R. Brad Martin	169,826,969	4,314,222	4,086,267	34,265,170
Scott M. Niswonger	171,514,661	2,622,292	4,090,505	34,265,170
Vicki R. Palmer	171,521,185	2,609,782	4,096,491	34,265,170
Colin V. Reed	169,829,485	4,270,948	4,127,025	34,265,170
Luke Yancy III	171,073,947	2,656,294	4,497,217	34,265,170

Vote Item 2: Advisory Resolution to Approve Executive Compensation

Outcome: Approved

Details	For	Against	Abstain	Broker Non-vote
Advisory resolution to approve compensation of certain executive officers as described in the Proxy Statement	162,167,063	10,888,607	5,171,788	34,265,170

Vote Item 3: Ratification of Auditor

Outcome: Ratified

Auditor	For	Against	Abstain	Broker Non-vote
KPMG LLP	201,149,032	7,138,656	4,204,940	0

(c) & (d)     Not applicable.

*   *   *   *   *

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Horizon National Corporation
(Registrant)

Date: May 1, 2014	By:	/s/ Clyde A. Billings, Jr.
Senior Vice President, Assistant
General Counsel, and Corporate Secretary
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